(j)(2)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 103 to Registration Statement (No. 2-67052) on Form N-1A of Forum Funds of our reports for BrownIA Small-Cap Growth Fund, BrownIA Growth Equity Fund, BrownIA MAryland Bond Fund and Mastrapasqua Growth Value Fund each dated July 6, 2001 in the Statements of Additional Information, which are part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectuses, which are part of such Registration Statement.


DELIOTTE & TOUCHE LLP

Boston, Massachusetts
September 28, 2001



                                                                          (j)(2)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 103 to Registration Statement (NO. 2-67052 on Form N-1A of Forum Funds of our report for Polaris Global Value Fund dated July 7, 2000.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 28, 2001